                          WESTERN GAS RESOURCES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                               DECEMBER 31, 1995

                                                               Weighted
                                                               Average
                                                              Shares Of                      Earnings
                                                                Common                       Per Share
                                                                Stock           Net          Of Common
                                                             Outstanding   Income (Loss)       Stock
                                                             -----------   -------------   -------------
Net Income (Loss).......................................                     $(6,108,000)

Weighted average shares of common stock outstanding.....      25,753,738

Less redemption premium and up-front costs associated
  with the 7.25% cumulative senior perpetual
  convertible preferred stock...........................                      (3,784,000)

Less preferred stock dividends:
  7.25% cumulative senior perpetual convertible
    preferred stock.....................................                      (1,208,000)
  $2.28 cumulative preferred stock......................                      (3,194,000)
  $2.625 cumulative convertible preferred stock.........                      (7,245,000)
                                                             -----------    ------------
                                                              25,753,738    $(21,539,000)
                                                             ===========    ============
Basic earnings per share of common stock................                                          $(0.84)
                                                                                                  ======
Assume exercise of common stock equivalents:
  Weighted average shares of common stock outstanding...      25,753,738

  (Anti-dilutive common stock equivalents are not used in this calculation)

$5.40 employee stock options............................          32,366
Director stock options..................................           2,851
                                                             -----------    ------------
                                                              25,788,955    $(21,539,000)
                                                             ===========    ============
Primary earnings per share of common stock..............                                          $(0.84)
                                                                                                  ======
Assume no conversion of anti-dilutive convertible
preferred stock

Assume exercise of common stock equivalents:
  Weighted average shares of common stock outstanding...      25,753,738

  (Anti-dilutive common stock equivalents are not used in this calculation)

$5.40 employee stock options............................          30,817
Director stock options..................................           1,620
                                                             -----------    ------------
                                                              25,786,175    $(21,539,000)
                                                             ===========    ============
Fully diluted earnings per share of common stock........                                          $(0.84)
                                                                                                  ======

                                                                    Exhibit 11.1